Exhibit 99.1

Gulfport Energy Corporation Reports Second Quarter 2018 Results

OKLAHOMA CITY (August 1, 2018) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter and six months ended June 30, 2018 and provided an update on its 2018 activities. Key information includes the following:

•	Net production averaged 1,330.3 MMcfe per day during the second quarter of 2018.

•	Net income of $111.3 million, or $0.64 per diluted share, for the second quarter of 2018.

•	Adjusted net income (as defined and reconciled below) of $57.0 million, or $0.33 per diluted share, for the second quarter of 2018.

•	Adjusted EBITDA (as defined and reconciled below) of $213.6 million for the second quarter of 2018.

•	Repurchased 10.5 million shares of the Company’s common stock at a weighted-average share price of $10.47 during 2018 through August 1, 2018.

•	Reiterated 2018 total capital expenditures to be in the range of $750 million to $815 million and funded within cash flow.

•

Increased estimated 2018 full year net production and now forecast an average of 1,320 MMcfe to 1,340 MMcfe per day, an increase of approximately 21% to 23% over the average daily net production of 1,089.2 MMcfe per day during 2017.

•	Currently estimate net production for the third quarter of 2018 to average approximately 1,360 MMcfe per day.

•	Large 2018 hedge position of approximately 948 BBtu per day of natural gas fixed price swaps at an average fixed price of $3.05 per MMBtu.

•	Increased 2019 hedge position to approximately 1,154 BBtu per day of natural gas fixed price swaps at an average fixed price of $2.81 per MMBtu.

Chief Executive Officer and President, Michael G. Moore, commented, “Gulfport had a solid second quarter and we continue to show consistency in our ability to execute by exceeding our production estimates and increasing the narrow-end of our 2018 production guidance while strictly adhering to our 2018 capital budget. During the quarter, we hedged a large portion of our anticipated 2019 natural gas production, mitigating the volatility in the commodity price and giving us a high degree of certainty in our anticipated cash flow.

Gulfport’s activities year-to-date have positioned us well as we continue to execute on our commitment to capital discipline and achieve free cash flow generation in the back half of the year. As we weigh the opportunities for uses of free cash flow, we will continue to consider all options, including additional share repurchases and debt reduction, remaining disciplined as we allocate capital and demonstrating our commitment to the Gulfport stockholders with every dollar invested.”

Stock Repurchase Program

As of August 1, 2018, the Company has repurchased 10.5 million shares at a weighted-average share price of $10.47 during 2018. Since initiating the share repurchase program in February 2018, Gulfport has reduced its shares outstanding by over five percent.

Gulfport’s board of directors has authorized the Company to acquire up to $200 million of its outstanding common stock during 2018 and approximately $90 million remains under the current authorization. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. The repurchase program does not require the Company to acquire any specific number of shares. The Company intends to purchase shares under the repurchase program opportunistically with available funds while maintaining sufficient liquidity to fund its 2018 capital development program. This repurchase program is authorized to extend through December 31, 2018 and may be suspended from time to time, modified, extended or discontinued by the board of directors at any time.

Second Quarter of 2018 Financial Results

For the second quarter of 2018, Gulfport reported net income of $111.3 million, or $0.64 per diluted share, on revenues of $252.7 million. For the second quarter of 2018, EBITDA (as defined and reconciled below for each period presented) was $268.0 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below for each period presented) was $183.8 million. Gulfport’s GAAP net income for the second quarter of 2018 includes the following items:

•	Aggregate non-cash derivative loss of $76.8 million.

•	Aggregate gain of $0.2 million attributable to net insurance proceeds in connection with legacy environmental litigation settlement.

•	Aggregate gain of $122.0 million in connection with the sale of Gulfport’s equity interests in certain equity investments.

•	Aggregate gain of $8.9 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the second quarter of 2018 would have been as follows:

•	Adjusted oil and gas revenues of $329.6 million.

•	Adjusted net income of $57.0 million, or $0.33 per diluted share.

•	Adjusted EBITDA of $213.6 million.

Six-Months Ended June 30, 2018 Financial Results

For the six-month period ended June 30, 2018, Gulfport reported net income of $201.4 million, or $1.13 per diluted share, on revenues of $578.1 million. For the six-month period ended June 30, 2018, EBITDA (as defined and reconciled below for each period presented) was $504.0 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below for each period presented) was $400.8 million. Gulfport’s GAAP net income for the six-month period ended June 30, 2018 includes the following items:

•	Aggregate non-cash derivative loss of $102.2 million.

•	Aggregate gain of $0.2 million attributable to net insurance proceeds in connection with legacy environmental litigation settlement.

•	Aggregate gain of $122.0 million in connection with the sale of Gulfport’s equity interests in certain equity investments.

•	Aggregate gain of $22.4 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the six-month period ended June 30, 2018 would have been as follows:

•	Adjusted oil and gas revenues of $680.4 million.

•	Adjusted net income of $158.9 million, or $0.89 per diluted share.

•	Adjusted EBITDA of $461.5 million.

Production and Realized Prices

Gulfport’s net daily production for the second quarter of 2018 averaged approximately 1,330.3 MMcfe per day. For the second quarter of 2018, Gulfport’s net daily production mix was comprised of approximately 89% natural gas, 7% natural gas liquids (“NGL”) and 4% oil.

Gulfport’s realized prices for the second quarter of 2018 were $1.86 per Mcf of natural gas, $33.46 per barrel of oil and $0.45 per gallon of NGL, resulting in a total equivalent price of $2.09 per Mcfe. Gulfport’s realized prices for the second quarter of 2018 include an aggregate non-cash derivative loss of $76.8 million. Before the impact of derivatives, realized prices for the second quarter of 2018, including transportation costs, were $2.15 per Mcf of natural gas, $66.26 per barrel of oil and $0.71 per gallon of NGL, for a total equivalent price of $2.67 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended		Six Months Ended
	June 30,		June 30,
Production Volumes:	2018	2017	2018	2017

Natural gas (MMcf)	108,236	82,903	210,278	149,187
Oil (MBbls)	744	650	1,501	1,164
NGL (MGal)	58,512	53,808	124,268	103,475
Gas equivalent (MMcfe)	121,061	94,490	237,038	170,951
Gas equivalent (Mcfe per day)	1,330,342	1,038,351	1,309,602	944,481

Average Realized Prices:
(before the impact of derivatives):

Natural gas (per Mcf)	$2.15	$2.48	$2.29	$2.57
Oil (per Bbl)	$66.26	$45.33	$63.29	$46.30
NGL (per Gal)	$0.71	$0.45	$0.71	$0.54
Gas equivalent (per Mcfe)	$2.67	$2.74	$2.81	$2.88

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.32	$2.51	$2.46	$2.54
Oil (per Bbl)	$55.29	$48.91	$55.00	$48.37
NGL (per Gal)	$0.64	$0.45	$0.66	$0.54
Gas equivalent (per Mcfe)	$2.72	$2.79	$2.87	$2.87

Average Realized Prices:

Natural gas (per Mcf)	$1.86	$3.16	$2.10	$3.53
Oil (per Bbl)	$33.46	$57.86	$40.93	$62.67
NGL (per Gal)	$0.45	$0.45	$0.61	$0.56
Gas equivalent (per Mcfe)	$2.09	$3.43	$2.44	$3.84

The table below summarizes Gulfport’s second quarter of 2018 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Utica Shale
Natural gas (MMcf)	92,670	72,649	179,866	133,801
Oil (MBbls)	81	122	160	253
NGL (MGal)	26,845	32,372	62,583	71,683
Gas equivalent (MMcfe)	96,994	78,003	189,766	145,562
SCOOP(1)
Natural gas (MMcf)	15,536	10,233	30,367	15,348
Oil (MBbls)	407	244	905	378
NGL (MGal)	31,640	21,343	61,649	31,665
Gas equivalent (MMcfe)	22,500	14,744	44,603	22,142
Southern Louisiana
Natural gas (MMcf)	4	13	11	22
Oil (MBbls)	223	273	392	507
NGL (MGal)	—	—	—	—
Gas equivalent (MMcfe)	1,340	1,650	2,360	3,066
Other
Natural gas (MMcf)	26	8	34	16
Oil (MBbls)	33	12	45	24
NGL (MGal)	27	93	36	127
Gas equivalent (MMcfe)	227	93	309	181

(1)	SCOOP 2017 production adjusted for closing date of February 17, 2017.

2018 Capital Expenditures

For the six-month period ended June 30, 2018, Gulfport’s drilling and completion (“D&C”) capital expenditures totaled $483.5 million and non-D&C capital expenditures totaled $76.2 million.

2018 Financial Position and Liquidity

As of June 30, 2018, Gulfport had cash on hand of approximately $119.2 million. As of June 30, 2018, Gulfport’s $1.4 billion revolving credit facility, under which Gulfport has an elected commitment of $1.0 billion, had outstanding borrowings of $75.0 million and outstanding letters of credit totaling $257.3 million.

2018 Capital Budget and Production Guidance Update

Gulfport reaffirms its expectation that its 2018 D&C capital expenditures will be in the range of $630 million to $685 million and its 2018 non-D&C capital expenditures will be approximately $120 million to $130 million, including leasehold activities.

Based on results during the six-month period ended June 30, 2018, Gulfport has increased its production guidance and now forecasts its 2018 average daily net production will be in the range of 1,320 MMcfe to 1,340 MMcfe per day, an increase of 21% to 23% over its 2017 average daily net production of 1,089.2 MMcfe per day. For the third quarter of 2018, Gulfport estimates that its average daily net production will be in the range of 1,360 MMcfe per day.

Based on actual results during the six-month period ended June 30, 2018 and utilizing current strip pricing at the various regional pricing points at which the Company sells its natural gas, Gulfport reiterates its guidance that realized natural gas price differential, before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.58 to $0.72 per Mcf below NYMEX settlement prices in 2018. Gulfport reiterates its guidance with respect to its expected 2018 realized NGL price and oil price, and forecasts that its 2018 realized NGL price, before the effect of hedges and including transportation expense, will be approximately 45% to 50% of WTI and its 2018 realized oil price will be in the range of $3.00 to $3.50 per barrel below WTI.

The table below summarizes the Company’s updated full year 2018 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	2018
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,320	1,340
% Gas	~89%
% Natural Gas Liquids	~7%
% Oil	~4%

Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.58)	$(0.72)
NGL (% of WTI)	45%	50%
Oil (Differential to NYMEX WTI) $/Bbl	$(3.00)	$(3.50)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.17	$0.19
Production Taxes - $/Mcfe	$0.06	$0.08
Midstream Gathering and Processing - $/Mcfe	$0.57	$0.63
General and Administrative - $/Mcfe	$0.12	$0.14

Depreciation, Depletion and Amortization - $/Mcfe	$0.95	$1.05

	Total
Budgeted D&C Expenditures - In Millions:
Operated	$490	$525
Non-Operated	$140	$160

Total Budgeted E&P Capital Expenditures	$630	$685

Budgeted Non-D&C Expenditures - In Millions:	$120	$130

Total Capital Expenditures - In Millions:	$750	$815

Net Wells Drilled
Utica - Operated	26	29
Utica - Non-Operated	7	8

Total	33	37

SCOOP - Operated	10	11
SCOOP - Non-Operated	4	5

Total	14	16

Net Wells Turned-to-Sales
Utica - Operated	33	37
Utica - Non-Operated	9	10

Total	42	47

SCOOP - Operated	16	18
SCOOP - Non-Operated	2	3

Total	18	21

Operational Update

The table below summarizes Gulfport’s activity for the six-month period ended June 30, 2018 and the number of net wells expected to be drilled and turned-to-sales for the remainder of 2018:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three Months ended March 31,	Three Months ended June 30,	Remaining Wells	Guidance(1)
	2018	2018	2018	2018
Net Wells Drilled
Utica - Operated	10.0	6.8	10.7	27.5
Utica - Non-Operated	1.8	2.5	3.2	7.5

Total	11.8	9.3	13.9	35.0

SCOOP - Operated	3.8	3.7	3.0	10.5
SCOOP - Non-Operated	2.6	1.5	0.4	4.5

Total	6.4	5.2	3.4	15.0

Net Wells Turned-to-Sales
Utica - Operated	3.0	14.0	18.0	35.0
Utica - Non-Operated	3.1	1.5	4.9	9.5

Total	6.1	15.5	22.9	44.5

SCOOP - Operated	6.3	0.5	10.2	17.0
SCOOP - Non-Operated	0.4	0.4	1.7	2.5

Total	6.7	0.9	11.9	19.5

(1)	Utilizes mid-point of publicly provided 2018 guidance

Utica Shale

In the Utica Shale, during the second quarter of 2018, Gulfport spud seven gross (6.8 net) operated wells. The wells drilled during the second quarter of 2018 had an average lateral length of approximately 12,500 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days during the second quarter of 2018 from spud to rig release totaled approximately 18.9 days, a decrease of 2% over full year 2017. In addition, Gulfport turned-to-sales 14 gross and net operated wells with an average stimulated lateral length of approximately 8,500 feet during the second quarter of 2018.

During the second quarter of 2018, net production from Gulfport’s Utica acreage averaged approximately 1,065.9 MMcfe per day, an increase of 3% over the first quarter of 2018 and an increase of 24% over the second quarter of 2017.

At present, Gulfport has two operated horizontal drilling rigs active in the play.

SCOOP

In the SCOOP, during the second quarter of 2018, Gulfport spud four gross (3.7 net) operated wells. The wells drilled during the second quarter of 2018 had an average lateral length of approximately 8,100 feet. Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days during the second quarter of 2018 from spud to rig release totaled approximately 60.9 days, a decrease of 13% from the first quarter of 2018 and a decrease of 16% over full year 2017. In addition, Gulfport turned-to-sales one gross (0.5 net) operated wells with an average stimulated lateral length of approximately 9,400 feet during the second quarter of 2018.

During the second quarter of 2018, net production from the acreage averaged approximately 247.3 MMcfe per day, an increase of 1% over the first quarter of 2018 and an increase of 53% over the second quarter of 2017.

At present, Gulfport has two operated horizontal drilling rigs active in the play.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, during the second quarter of 2018, Gulfport performed 28 recompletions at the fields. Net production during the second quarter of 2018 totaled approximately 14.7 MMcfe per day.

SCOOP Woodford Production Results

During the second quarter, Gulfport turned-to-sales one gross Woodford dry gas well and recently turned-to-sales two gross Woodford wet gas wells. The Cleburne 7R-12X13H has a stimulated lateral length of 9,386 feet and a 24-hour initial production peak rate of 14.5 MMcf per day, or 1,545 Mcfe per 1,000 foot of lateral, comprised of approximately 100% natural gas. During its initial 30 days of production, the Cleburne 7R-12X13H cumulatively produced 392.8 MMcf of natural gas or 13.1 MMcf per day, comprised of approximately 100% natural gas.

The EJ Craddock 1R-28X21H has a stimulated lateral length of 9,008 feet and a 24-hour initial production peak rate of 16.6 MMcf per day and 437 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,133 BTU gas and yielding 36.9 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 12%. On a three-stream basis, the EJ Craddock 1R-28X21H produced at a 24-hour initial production peak rate of 20.9 MMcfe per day, or 2,325 Mcfe per 1,000 foot of lateral, which is comprised of approximately 70% natural gas, 18% NGL and 12% oil.

The EJ Craddock 2-28X21H has a stimulated lateral length of 9,939 feet and a 24-hour initial production peak rate of 16.3 MMcf per day and 497 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,133 BTU gas and yielding 36.9 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 12%. On a three-stream basis, the EJ Craddock 2-28X21H produced at a 24-hour initial production peak rate of 21.0 MMcfe per day, or 2,110 Mcfe per 1,000 foot of lateral, which is comprised of approximately 69% natural gas, 17% NGL and 14% oil.

The table below summarizes the Company’s recent SCOOP well results:

GULFPORT ENERGY CORPORATION

SCOOP WELL RESULTS SUMMARY

(Unaudited)
		Phase	Stimulated	Wellhead	NGLs		Product Mix(1)			Average Prod. Rates (MMcfepd)
	County	Window	Lateral	BTU	Per MMcf	% Shrink	Gas	NGLs	Oil	24-Hr	30- Day	60- Day	90- Day
EJ Craddock 1R-28X21H	Central Grady	Woodford Wet Gas	9,008	1,133	36.9	12%	70%	18%	12%	20.9	—	—	—
EJ Craddock 2-28X21H	Central Grady	Woodford Wet Gas	9,939	1,133	36.9	12%	69%	17%	14%	21.0	—	—	—
EJ Craddock 8-28X21H	Central Grady	Woodford Wet Gas	7,961	1,171	47	16%	55%	19%	26%	19.7	17.3	16.1	15.2
Lilly 3-15X10H	Central Grady	Woodford Wet Gas	6,816	1,157	43.3	14%	66%	20%	14%	18.4	16.7	15.7	—
Lilly 4-15X10H	Central Grady	Woodford Wet Gas	7,323	1,157	43.3	14%	63%	19%	18%	14.5	13.1	12.4	—
North Cheyenne 3-10X3H	Central Grady	Woodford Wet Gas	7,218	1,162	44.1	15%	64%	20%	16%	13.2	12.1	11.3	10.6
North Cheyenne 4-10X3H	Central Grady	Woodford Wet Gas	6,867	1,162	44.1	15%	62%	19%	19%	14.6	13.4	12.6	11.9
North Cheyenne 5-10X3H	Central Grady	Woodford Wet Gas	5,782	1,152	41.7	14%	64%	19%	17%	20.6	18.4	16.9	15.9
North Cheyenne 6-10X3H	Central Grady	Woodford Wet Gas	6,002	1,152	41.7	14%	64%	19%	17%	19.4	16.8	15.3	14.1
North Cheyenne 7-10X3H	Central Grady	Woodford Wet Gas	6,379	1,162	43.9	15%	63%	20%	17%	12.3	12.7	12.1	11.5
North Cheyenne 8-10X3H	Central Grady	Woodford Wet Gas	6,413	1,162	43.9	15%	62%	19%	18%	17.2	16.1	15.2	14.2
Pauline 3-27X22H	Central Grady	Woodford Wet Gas	4,322	1,212	57.3	18%	49%	21%	30%	8.8	8.0	7.4	6.8
Pauline 4-27X22H	Central Grady	Woodford Wet Gas	7,978	1,212	57.3	18%	52%	22%	26%	17.3	16.1	15.0	14.1
Pauline 5-27X22H	Central Grady	Woodford Wet Gas	7,929	1,216	57.4	22%	50%	22%	27%	22.2	19.1	17.4	16.0
Pauline 6-27X22H	Central Grady	Woodford Wet Gas	7,273	1,216	57.4	22%	50%	22%	28%	22.9	19.6	17.7	16.2
Pauline 8-27X22H	Central Grady	Woodford Wet Gas	7,658	1,210	58.8	19%	51%	22%	27%	18.4	18.6	17.6	16.6
Vinson 2-22X27H	SE Grady	Woodford Wet Gas	8,539	1,118	35.7	11%	79%	19%	2%	16.5	15.7	14.4	13.4
Vinson 3R-22X27H	SE Grady	Woodford Wet Gas	8,475	1,118	35.7	11%	79%	19%	2%	19.0	18.7	17.3	16.3
Winham 7-22H	S Grady	Woodford Wet Gas	4,898	1,146	40.0	13%	64%	18%	18%	23.4	19.9	19.0	17.9
Cleburne 7R-12X13H	W Grady	Woodford Dry Gas	9,386	—	—	—	100%	—	—	14.5	13.1	—	—
Serenity 5-22H	S Grady	Sycamore	5,980	1,143	39.2	13%	70%	19%	11%	15.7	15.8	15.4	15.0
Lauper 4-26H	SE Grady	Springer Oil	4,527	1,418	120.8	34%	10%	11%	79%	4.7	3.2	2.9	2.6

Note:	All well results presented are based upon three-stream production data and assume contractual ethane recovery.
1.	Product mix calculated utilizing 24-hr initial production rate.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of August 1, 2018.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	3Q2018	4Q2018
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	1,010	1,010
Price ($ per MMBtu)	$3.01	$3.01
Swaption contracts (NYMEX)
Volume (BBtupd)	50	50
Price ($ per MMBtu)	$3.13	$3.13
Basis Swap contracts (Transco Zone 4)
Volume (BBtupd)	—	40
Price ($ per MMBtu)	$—	$(0.05)
Oil:
Swap contracts (LLS)
Volume (Bblpd)	2,000	2,000
Price ($ per Bbl)	$56.22	$56.22
Swap contracts (WTI)
Volume (Bblpd)	4,500	4,500
Price ($ per Bbl)	$53.72	$53.72
NGL:
C3 Propane Swap contracts
Volume (Bblpd)	4,000	4,000
Price ($ per Gal)	$0.69	$0.69
C5 Pentane Swap contracts
Volume (Bblpd)	500	500
Price ($ per Gal)	$1.11	$1.11
	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	948	1,154
Price ($ per MMBtu)	$3.05	$2.81
Swaption contracts (NYMEX)
Volume (BBtupd)	43	135
Price ($ per MMBtu)	$3.10	$3.07
Basis Swap contracts (NGPL MC)
Volume (BBtupd)	12	—
Differential ($ per MMBtu)	$(0.26)	$—
Basis Swap contracts (Transco Zone 4)
Volume (BBtupd)	10	60
Differential ($ per MMBtu)	$(0.05)	$(0.05)
Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,507	1,000
Price ($ per Bbl)	$56.22	$59.55
Swap contracts (WTI)
Volume (Bblpd)	4,779	4,000
Price ($ per Bbl)	$54.29	$58.28
NGL:
C3 Propane Swap contracts
Volume (Bblpd)	4,000	3,000
Price ($ per Gal)	$0.69	$0.66
C5 Pentane Swap contracts
Volume (Bblpd)	500	500
Price ($ per Gal)	$1.11	$1.29

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Thursday, August 2, 2018 at 8:00 a.m. CDT to discuss its second quarter of 2018 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, has an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ:TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense and depreciation, depletion and amortization. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss (gain), insurance proceeds, gain on sale of equity method investments and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net income less non-cash derivative loss (gain), insurance proceeds, gain on sale of equity method investments and (income) loss from equity method investments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Jessica Wills – Director, Investor Relations

jwills@gulfportenergy.com

405-252-4550

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2018	December 31, 2017
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$119,230	$99,557
Accounts receivable—oil and natural gas sales	140,209	146,773
Accounts receivable—joint interest and other	53,619	35,440
Accounts receivable—related parties	110	—
Prepaid expenses and other current assets	10,698	4,912
Short-term derivative instruments	20,745	78,847

Total current assets	344,611	365,529

Property and equipment:
Oil and natural gas properties, full-cost accounting, $2,957,361 and $2,912,974 excluded from amortization in 2018 and 2017, respectively	9,749,156	9,169,156
Other property and equipment	91,207	86,754
Accumulated depletion, depreciation, amortization and impairment	(4,386,370)	(4,153,733)

Property and equipment, net	5,453,993	5,102,177

Other assets:
Equity investments	218,849	302,112
Long-term derivative instruments	7,657	8,685
Deferred tax asset	—	1,208
Inventories	9,419	8,227
Other assets	19,904	19,814

Total other assets	255,829	340,046

Total assets	$6,054,433	$5,807,752

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$584,416	$553,609
Asset retirement obligation—current	120	120
Short-term derivative instruments	61,161	32,534
Current maturities of long-term debt	639	622

Total current liabilities	646,336	586,885

Long-term derivative instruments	17,479	2,989
Asset retirement obligation—long-term	76,815	74,980
Deferred tax liability	2,965	—
Other non-current liabilities	740	2,963
Long-term debt, net of current maturities	2,114,899	2,038,321

Total liabilities	2,859,234	2,706,138

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock - $.01 par value, 200,000,000 authorized, 173,302,055 issued and outstanding at June 30, 2018 and 183,105,910 at December 31, 2017	1,733	1,831
Paid-in capital	4,317,391	4,416,250
Accumulated other comprehensive loss	(49,406)	(40,539)
Retained deficit	(1,074,519)	(1,275,928)

Total stockholders’ equity	3,195,199	3,101,614

Total liabilities and stockholders’ equity	$6,054,433	$5,807,752

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(In thousands, except share data)
Revenues:
Natural gas sales	$232,695	$205,367	$482,094	$383,204
Oil and condensate sales	49,319	29,468	95,005	53,879
Natural gas liquid sales	41,271	24,247	88,107	55,426
Net (loss) gain on gas, oil and NGL derivatives	(70,545)	64,871	(87,074)	164,448

	252,740	323,953	578,132	656,957

Costs and expenses:
Lease operating expenses	22,912	20,721	41,818	40,024
Production taxes	7,659	5,139	14,513	9,045
Midstream gathering and processing	71,440	58,945	135,633	106,886
Depreciation, depletion and amortization	121,915	82,246	232,933	148,237
General and administrative	14,008	12,257	27,107	24,857
Accretion expense	1,015	410	2,019	692
Acquisition expense	—	1,060	—	2,358

	238,949	180,778	454,023	332,099

INCOME FROM OPERATIONS	13,791	143,175	124,109	324,858

OTHER (INCOME) EXPENSE:
Interest expense	33,704	24,188	67,669	47,667
Interest income	(33)	(48)	(70)	(890)
Insurance proceeds	(231)	—	(231)	—
Gain on sale of equity method investments	(122,035)	(12,523)	(122,035)	(12,523)
(Income) loss from equity method investments, net	(8,888)	25,824	(22,424)	30,731
Other income	(45)	(202)	(140)	(518)

	(97,528)	37,239	(77,231)	64,467

INCOME BEFORE INCOME TAXES	111,319	105,936	201,340	260,391
INCOME TAX BENEFIT	—	—	(69)	—

NET INCOME	$111,319	$105,936	$201,409	$260,391

NET INCOME PER COMMON SHARE:
Basic	$0.64	$0.58	$1.14	$1.47

Diluted	$0.64	$0.58	$1.13	$1.47

Weighted average common shares outstanding—Basic	173,623,630	182,840,213	177,158,230	176,591,166
Weighted average common shares outstanding—Diluted	174,140,627	182,841,730	177,737,282	176,842,239

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Net income	$111,319	$105,936	$201,409	$260,391
Interest expense	33,704	24,188	67,669	47,667
Income tax benefit	—	—	(69)	—
Accretion expense	1,015	410	2,019	692
Depreciation, depletion and amortization	121,915	82,246	232,933	148,237

EBITDA	$267,953	$212,780	$503,961	$456,987

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Cash provided by operating activity	$184,695	$144,008	$411,044	$286,653
Adjustments:
Changes in operating assets and liabilities	(932)	1,033	(10,231)	(19,910)

Operating Cash Flow	$183,763	$145,041	$400,813	$266,743

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months ended	Six Months Ended
	June 30, 2018	June 30, 2018
	(In thousands)
EBITDA	$267,953	$503,961

Adjustments:
Non-cash derivative loss	76,845	102,248
Insurance proceeds	(231)	(231)
Gain on sale of equity method investments	(122,035)	(122,035)
Income from equity method investments	(8,888)	(22,424)

Adjusted EBITDA	$213,644	$461,519

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months ended	Six Months Ended
	June 30, 2018	June 30, 2018
	(In thousands, except share data)
Pre-tax net income excluding adjustments	$111,319	$201,340
Adjustments:
Non-cash derivative loss	76,845	102,248
Insurance proceeds	(231)	(231)
Gain on sale of equity method investments	(122,035)	(122,035)
Income from equity method investments	(8,888)	(22,424)

Pre-tax net income excluding adjustments	$57,010	$158,898

Adjusted net income	$57,010	$158,898

Adjusted net income per common share:

Basic	$0.33	$0.90

Diluted	$0.33	$0.89

Basic weighted average shares outstanding	173,623,630	177,158,230

Diluted weighted average shares outstanding	174,140,627	177,737,282